SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: November 22, 1997


                          SAVOIR TECHNOLOGY GROUP, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     0-11560                  94-2414428
----------------------------         ------------         ----------------------
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)


      254 East Hacienda Avenue, Campbell, CA                      95008
     ----------------------------------------                  ----------
     (Address of principal executive offices)                  (Zip Code)


                                  (408) 379-0177
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


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


Item 5.  Other Events.
         ------------

          On November 22, 1997, Savoir Technology Group, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among the Company, MCBA Systems, Inc., an Alabama corporation ("MCBA"), Michael N. Gunnells and John Harkins (together the "Selling Shareholders"), attached hereto as Exhibit 2.1* and incorporated herein by reference. Pursuant to the terms of the Reorganization Agreement, the Company shall acquire all of the outstanding capital stock of MCBA through a reverse triangular merger of a wholly-owned subsidiary of the Company into MCBA with MCBA to be the surviving corporation (the "Merger"). Upon the consummation of the Merger, the Selling Shareholders shall receive an aggregate of 900,000 shares of common stock, par value 0.01 per share, of the Company and the right to receive certain earn-out payments based on MCBA's net pretax profits in 1998 and 1999.

         MCBA is a value-added distributor for high technology mid-range solutions in the IBM AS/400(R) and RS/6000(TM) systems market, and is one of only four distributors in the United States authorized to resell IBM's S/390(R) mainframe systems. For its fiscal year ended December 31, 1996, MCBA's revenue was $23.5 million. For the first ten months of 1997, MCBA's revenue was approximately $19.6 million.

          On November 24, 1997, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated by reference. The press release related to the Company's announcement that it had entered into the Reorganization Agreement.

--------------------

* Confidential Treatment requested pursuant to a request for confidential treatment filed with the Commission on December 19, 1997. The portions of the exhibit for which confidential treatment has been requested have been omitted from the exhibit. The omitted information has been filed separately with the Commission as part of the confidential treatment request.


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


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)    Financial statements of business acquired.

                After reviewing the financial statements of the Company and MCBA, and consulting with its independent auditors, the Company has determined that the threshold for filing audited financial statements as required by this Item 7(a) has not been met.

         (b)     Pro forma financial information.

                After reviewing the financial statements of the Company and MCBA, and consulting with its independent auditors, the Company has determined that the threshold for filing audited financial statements as required by this Item 7(b) has not been met.

         (c)    Exhibits.

                2.1*    Agreement and Plan of Reorganization dated November
                        22, 1997, by and among Savoir Technology Group, Inc., MCBA Systems, Inc., Michael N. Gunnells and John Harkins. Schedules to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.

                99.1    Press Release dated November 24, 1997.


--------------------

* Confidential Treatment requested pursuant to a request for confidential treatment filed with the Commission on December 19, 1997. The portions of the exhibit for which confidential treatment has been requested have been omitted from the exhibit. The omitted information has been filed separately with the Commission as part of the confidential treatment request.


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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  December 19, 1997

                                      SAVOIR TECHNOLOGY GROUP, INC.



                                      By           /s/ James W. Dorst
                                        ----------------------------------------
                                                     James W. Dorst
                                                 Chief Financial Officer


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

                                  EXHIBIT INDEX
                                  -------------


      Exhibit No.                        Description
      -----------                        -----------

         2.1* Agreement and Plan of Reorganization dated November 22, 1997, by and among Savoir
                          Technology Group, Inc., MCBA Systems, Inc.,
                          Michael N. Gunnells and John Harkins. Schedules to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.

         99.1             Press Release dated November 24, 1997.



--------------------

* Confidential Treatment requested pursuant to a request for confidential treatment filed with the Commission on December 19, 1997. The portions of the exhibit for which confidential treatment has been requested have been omitted from the exhibit. The omitted information has been filed separately with the Commission as part of the confidential treatment request.


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